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                                                                    Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2005, relating to the financial statements and financial highlights which appears in the December 31, 2004 Annual Report to Shareholders of TT International U.S.A. Master and Feeder Trusts, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
April 28, 2005